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                                                                     EXHIBIT 2.3

                                    EXHIBIT A

                                LICENSED PRODUCTS



-        ACT! 2000 for Windows 95/98/NT

-        ACT! 2.8 for Macintosh

-        ACT! 1.01 for Windows CE

-        ACT! Palm Pilot Link 1.01



                                      A-1